Exhibit 99.1

Press Release

Energy Transfer Partners Announces Pricing of $3.0 Billion of Senior Notes

DALLAS—(BUSINESS WIRE)—Jun. 18, 2015— Energy Transfer Partners, L.P. (NYSE: ETP) today announced the pricing of $650 million aggregate principal amount of its 2.500% senior notes due 2018, $350 million aggregate principal amount of its 4.150% senior notes due 2020, $1.0 billion aggregate principal amount of its 4.750% senior notes due 2026 and $1.0 billion aggregate principal amount of its 6.125% senior notes due 2045, at a price to the public of 99.946%, 103.113% (plus accrued interest from April 1, 2015), 99.275% and 99.619%, respectively, of their face value. The senior notes due 2020 are being offered as additional notes under an indenture pursuant to which ETP issued $700 million aggregate principal amount of 4.150% senior notes due 2020 on September 19, 2013. These additional senior notes due 2020 and the existing senior notes due 2020 will be treated as a single series of securities under such indenture.

The sale of the senior notes is expected to settle on June 23, 2015, subject to customary closing conditions. ETP intends to use the net proceeds of approximately $2.98 billion from this offering to repay borrowings outstanding under ETP’s revolving credit facility, to fund growth capital expenditures and for general partnership purposes.

Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and Mitsubishi UFJ Securities (USA), Inc. are acting as joint book-runners for the offering.

The offering of the senior notes is being made pursuant to an effective shelf registration statement and prospectus filed by ETP with the Securities and Exchange Commission (“SEC”). The offering of the senior notes may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which may be obtained from the following addresses:

Wells Fargo Securities, LLC

608 2nd Avenue

South Minneapolis, MN 55402

Attention: WFS Customer Service

Toll-Free: 1-800-645-3751

Email: wfscustomerservice@wellsfargo.com

Deutsche Bank Securities Inc.

Attn.: Prospectus Group

60 Wall Street

New York, NY 10005-2836

Toll-Free: 1-800-503-4611

Email: prospectus.cpdg@db.com

Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway, 29th Floor

New York, NY 10019

Attn: Capital Markets Group

Phone: 212-405-7440

Fax: 646-434-3455

Toll-free Prospectus Request Hotline: 877-649-6848

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates more than 62,000 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP owns 100% of Sunoco, Inc. and 100% of Susser Holdings Corporation. Additionally, ETP owns the general partner, 100% of the incentive distribution rights and approximately 44% of the limited partner interests in Sunoco LP (formerly Susser Petroleum Partners LP) (NYSE: SUN), a wholesale fuel distributor and convenience store operator. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. Important information about issues that could cause actual results to differ materially from those expected by management of ETP can be found in ETP’s public periodic filings with the SEC, including its Annual Report on Form 10-K. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

View source version on businesswire.com: http://www.businesswire.com/news/home/20150618006499/en/

Source: Energy Transfer Partners, L.P.

Investor Relations:

Energy Transfer

Brent Ratliff, 214-981-0700

or

Lyndsay Hannah, 214-840-5477

or

Media Relations:

Granado Communications Group

Vicki Granado, 214-599-8785

Cell: 214-498-9272